EXHIBIT 2.2
                                                                     -----------

                               AMENDMENT NUMBER 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NUMBER 1, dated May 21, 2004 (this "AMENDMENT"), amends that certain AGREEMENT AND PLAN OF MERGER, dated as of May 7, 2004 (the "MERGER AGREEMENT"), by and among CDKNet.Com, Inc., a Delaware corporation ("PARENT"), CDK Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Miletos, Inc., a Delaware corporation (the "COMPANY"), and Andreas Typaldos, in his individual capacity and as representative (the "REPRESENTATIVE") of the following stockholders of the Company (collectively, the "DESIGNATED COMPANY STOCKHOLDERS"): Renee Typaldos, Patra Holdings LLC, Andreas Typaldos Family Limited Partnership and Renee Typaldos Family Partnership, Ltd., as follows:

     1. DEFINED TERMS. Capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2. PARENT STOCK AMOUNT. The Parent Stock Amount defined in Section 2.1(b) of the Merger Agreement is hereby increased from 15,840,575 to 16,340,575. In addition, the paragraph following Section 5.11 of the Merger Agreement and preceding Article VI (relating to the issuance of 500,000 shares in addition to the Merger Consideration) is hereby deleted from the Merger Agreement.

     3. MILETOS ESCROW AGREEMENT. The number of shares of Parent Company Stock referred to in Section 2.1(d) of the Merger Agreement to be delivered to the Miletos Escrow Agent to be held pursuant to the Miletos Escrow Agreement shall be equal to _____________ shares. The foregoing adjustment is explained as follows: the original amount of 2,000,000 shares to be delivered to the Miletos Escrow Agent is being increased by 1,250,000 shares (the so called "Set Aside Shares") and reduced by _________ shares, such reduction reflecting certain settlements occurring prior to Effective Time with certain former members of Enikia, LLC and certain claimants of Enikia, LLC, including, without limitation, certain "bridge" and other lenders.

     4. EXCHANGE PROCEDURES. The second sentence of Section 2.2(a) of the Merger Agreement is amended in its entirety to read as follows: "Parent shall instruct the Transfer Agent to issue and deliver certificates representing the shares of Parent Common Stock to be delivered to the Company Stockholders and the respective Escrow Agents in the name of the Company Stockholders appearing in the stock register of the Company immediately prior to the Effective Time upon presentation of certificates evidencing outstanding Company Shares (the "CERTIFICATES")."

     5. ACTIONS TAKEN BY PARENT PRIOR TO THE EFFECTIVE TIME. The reference to "the Company" in Section 5.3(d) of the Merger Agreement is amended to reflect "the Parent".
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     6. "THREE YEAR COMPENSATION PLAN". Section 5.10 of the Merger Agreement is
amended in its entirety to read as follows:

     "ADDITIONAL OPTION PLAN. In addition to, and not in limitation of those stock options and other incentives described in Sections 5.2 and 5.4 above (including the Schedules referenced therein), promptly, and in any event within 30 days after the Effective Time, Surviving Corporation and Parent shall authorize and adopt a stock option plan reserving Parent Common Shares for issuance upon exercise of options granted thereunder which amount to 5% of amount of Parent Common Shares, on a fully diluted basis, outstanding immediately after the Effective Time, and providing for the issuance of both "incentive stock options" and "nonqualified options"."

     Except as modified by this Amendment, the terms and conditions of the Merger Agreement shall remain in full force and effect and this Amendment shall be deemed a part thereof.


















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     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Member
Representative have caused this Amendment to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.



                                CDKNET.COM, INC.


                                By: /s/ Steven A.Horowitz
                                    -----------------------------------------
                                Name:  Steven A. Horowitz
                                Title: President



                                CDK MERGER CORPORATION


                                By: /s/ Steven A. Horowitz
                                    -----------------------------------------
                                Name:  Steven A. Horowitz
                                Title: President



                                MILETOS, INC.


                                By: /s/ Andreas Typaldos
                                    -----------------------------------------
                                Name:  Andreas Typaldos
                                Title: President



                                /s/ Andreas Typaldos
                                ---------------------------------------------
                                Andreas Typaldos, as Representative





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